UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 31, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

        100 Century Park Drive, Monroe, Louisiana                71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

Item 5.   Other Events


FOR IMMEDIATE RELEASE                          FOR MORE INFORMATION CONTACT:
January 31, 2002                               Tony Davis (318) 388-9525
                                               tony.davis@centurytel.com


CenturyTel Reports Solid Fourth Quarter Earnings Growth

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for fourth quarter 2001.

o Revenues climbed 3.0% to $543.1 million.

o Earnings before interest, taxes, depreciation and amortization, excluding nonrecurring items, was $271.1 million.

o Net income, excluding nonrecurring items, increased 5.6% to $60.3 million.

o Cash earnings per share (earnings before goodwill amortization), excluding nonrecurring items, increased 8.2% to $.53.

o Diluted earnings per share, excluding nonrecurring items, rose 5.0% to $.42.

-----------------------------------------------------------------------------------
  Fourth Quarter Highlights
(Excluding nonrecurring items)
  (In thousands, except per                 Quarter Ended    Quarter Ended      %
 share and customer amounts)                  12/31/01         12/31/00      Change
-----------------------------------------------------------------------------------
Revenues                                    $  543,148       $  527,180        3.0%
EBITDA                                      $  271,062       $  269,379        0.6%
Net Income                                  $   60,328       $   57,121        5.6%
Cash Earnings Per Share                     $      .53       $      .49        8.2%
Diluted Earnings Per Share                  $      .42       $      .40        5.0%
Average Diluted Shares Outstanding             142,427          142,149        0.2%

Telephone Revenues                          $  388,853       $  376,347        3.3%
Wireless Revenues                           $  108,469       $  111,791       (3.0)%
Other Operations Revenues                   $   45,826       $   39,042       17.4%
-----------------------------------------------------------------------------------
Telephone Access Lines                       1,797,643        1,800,565       (0.2)%
Wireless Units in Majority-Owned Markets       795,277          751,200       5.9%
-----------------------------------------------------------------------------------

"In light of the economic uncertainty across our nation, CenturyTel achieved a strong 8.2% growth in cash earnings per share, excluding nonrecurring items," Glen F. Post, III, president and chief executive officer, said. "We expect economic challenges to continue during 2002, especially during the first half of the year. However, CenturyTel's strong free cash flow provides stability today and a solid platform for future growth."

Consolidated revenues rose 3.0% to $543.1 million from $527.2 million. EBITDA, excluding nonrecurring items, grew to $271.1 million from $269.4 million. CenturyTel achieved a consolidated EBITDA margin of 49.9% during the quarter. Net income for the quarter, excluding nonrecurring items, increased 5.6% to $60.3 million from $57.1 million in fourth quarter 2000, primarily due to increased telephone revenue and lower interest expense. Cash earnings per share, excluding nonrecurring items, was $.53 in fourth quarter 2001 compared to $.49 in fourth quarter 2000. Diluted earnings per share, excluding nonrecurring items, increased 5.0% to $.42 from $.40.

Telephone revenues grew 3.3% to $388.9 million during the quarter, compared with $376.3 million in fourth quarter 2000. Telephone operating income increased 6.0% to $115.7 million from $109.2 million, and EBITDA rose 3.6% to $217.4 million from $209.7 million a year ago. CenturyTel's fourth quarter telephone EBITDA margin was 55.9% while the operating income margin was 29.8%.

"We stated at the end of second quarter 2001 that our telephone EBITDA margin had bottomed and we expected to deliver improved margins by year end 2001. Telephone EBITDA margins increased to 55.9% for fourth quarter 2001 from 53.9% in second quarter 2001," Post said.

Wireless revenues decreased 3.0% to $108.5 million in fourth quarter 2001, compared with $111.8 million in fourth quarter 2000, primarily due to lower roaming revenues. Wireless operating income was $23.6 million compared to $25.9 million, a 9.0% decrease, and EBITDA decreased 2.3% to $40.9 million compared to $41.9 million a year ago. CenturyTel's fourth quarter wireless EBITDA margin was 38.6% and operating income margin was 22.2%, based on service revenues. Average monthly wireless service revenue per user was approximately $45 during fourth quarter 2001.


Other operations revenues grew 17.4% to $45.8 million during fourth quarter 2001, compared with $39.0 million in fourth quarter 2000. CenturyTel's long distance revenues increased 10.1% to $30.2 million. CenturyTel now serves more than 465,800 long distance customers, adding more than 27,200 during the quarter. Internet revenues increased 61.0% to $11.4 million in fourth quarter 2001 from $7.1 million. Internet operating losses were $2.2 million for the quarter due to startup expenses pertaining to continued growth of the company's DSL operation.

"We are very pleased with the strong 31% growth in data revenues for fourth quarter 2001. We continue to experience excellent demand from our customers for data solutions," Post said.

For the year 2001, consolidated revenues rose 14.7% to $2.117 billion from $1.846 billion. EBITDA, excluding nonrecurring items, grew to $1.068 billion from $950.7 million, a 12.3% increase. The growth in 2001 revenues and EBITDA was primarily attributable to the Verizon access lines acquired in third quarter 2000. Net income, excluding nonrecurring items, decreased 1.4% to $225.7 million from $228.8 million in 2000. Cash earnings per share, excluding nonrecurring items, increased 2.0% to $2.01 from $1.97, and diluted earnings per share decreased 1.2% to $1.59 from $1.61.

For fourth quarter 2001, prepared in accordance with generally accepted accounting principles (GAAP), the company reported net income of $49.8 million, or $.35 per diluted share, compared to net income of $57.1 million, or $.40 per diluted share in fourth quarter 2000. Net income in fourth quarter 2001 includes
(i) the proportionate share ($13.3 million pre-tax) of charges recorded by an entity in which CenturyTel owns a minority interest and (ii) a $3.0 million pre-tax charge for advisory and consulting fees. The diluted earnings per share impact of these nonrecurring items in fourth quarter 2001 was $.07.

For the year 2001, prepared in accordance with GAAP, the company reported net income of $343 million, or $2.41 per diluted share, compared to net income of $231.5 million, or $1.63 per diluted share for the year 2000. Net income for the year 2001 includes nonrecurring items of (i) gain on sale of non-strategic assets; (ii) write-down of certain nonoperating assets; (iii) the proportionate share of charges recorded by an entity in which CenturyTel owns a minority interest and (iv) costs incurred for advisory and consulting fees. These nonrecurring items increased net income $117.4 million, or $.82 per diluted share.

For the year 2002, excluding the results from the pending Verizon property acquisition and $8.0 - $10.0 million in related integration costs, CenturyTel expects total revenues to increase three to six percent, consolidated EBITDA growth of four to seven percent, and diluted earnings per share of $2.06 to $2.18. These expectations include the effect of ceasing amortization of goodwill effective January 1, 2002, under Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets"(SFAS No. 142), but exclude the effects of nonrecurring items.

For first quarter 2002, CenturyTel expects total revenues of $520 million to $540 million. Operating cash flow for the first quarter is expected to be in the range of $245 million to $260 million. Earnings per share, excluding the effects of nonrecurring items, is expected to be in the range of $.46 to $.50, including the effect of SFAS No. 142.

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyTel. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including integrating newly acquired businesses into our operations, hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; the results of the Company's efforts to separate its wireless operations; the terms upon which the Company finances its pending acquisitions; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The information contained in this release is as of January 31, 2002. The Company undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.

CenturyTel's management will be hosting a conference call at 10:30 A.M. Central time to discuss fourth quarter earnings and guidance for the first quarter and full year 2002. Investors can access CenturyTel's earnings conference call and replay by accessing the company's website at (www.centurytel.com
(http://www.centurytel.com))

CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to nearly three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

Visit CenturyTel's corporate Web site at (www.centurytel.com)


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (UNAUDITED)

                                                                                 INCREASE
In thousands, except per share amounts             2001              2000       (DECREASE)
-------------------------------------------------------------------------------------------

          TELEPHONE OPERATIONS
Operating revenues
   Local service                                $ 124,246           123,642            0.5%
   Network access                                 228,589           217,357            5.2%
   Other                                           36,018            35,348            1.9%
---------------------------------------------------------------------------
                                                  388,853           376,347            3.3%
---------------------------------------------------------------------------

Operating expenses
   Plant operations                                94,486            91,437            3.3%
   Customer operations                             30,861            29,057            6.2%
   Corporate and other                             46,154            46,127            0.1%
   Depreciation and amortization                  101,660           100,535            1.1%
---------------------------------------------------------------------------
                                                  273,161           267,156            2.2%
---------------------------------------------------------------------------
Telephone operating income                        115,692           109,191            6.0%
---------------------------------------------------------------------------

          WIRELESS OPERATIONS
Operating revenues
   Service                                         82,964            82,066            1.1%
   Roaming                                         23,145            25,845          (10.4%)
   Equipment sales                                  2,360             3,880          (39.2%)
---------------------------------------------------------------------------
                                                  108,469           111,791           (3.0%)
---------------------------------------------------------------------------

Operating expenses
   Cost of equipment sold                           5,664             8,336          (32.1%)
   System operations                               21,063            17,859           17.9%
   General, administrative and
    customer service                               21,425            21,664           (1.1%)
   Sales and marketing                             19,383            22,036          (12.0%)
   Depreciation and amortization                   17,372            16,014            8.5%
---------------------------------------------------------------------------
                                                   84,907            85,909           (1.2%)
---------------------------------------------------------------------------
Wireless operating income                          23,562            25,882           (9.0%)
---------------------------------------------------------------------------

            OTHER OPERATIONS
Operating revenues
  Long distance                                    30,199            27,434           10.1%
  Internet                                         11,379             7,068           61.0%
  Other                                             4,248             4,540           (6.4%)
---------------------------------------------------------------------------
                                                   45,826            39,042           17.4%
---------------------------------------------------------------------------

Operating expenses
   Cost of sales and other                         37,870            30,888           22.6%
   Depreciation and amortization                    2,515             1,187          111.9%
---------------------------------------------------------------------------
                                                   40,385            32,075           25.9%
---------------------------------------------------------------------------
Other operating income                              5,441             6,967          (21.9%)
---------------------------------------------------------------------------

TOTAL OPERATING INCOME                            144,695           142,040            1.9%

OTHER INCOME (EXPENSE)
   Interest expense                               (52,024)          (63,089)         (17.5%)
   Income (loss) from unconsolidated
    cellular entities                              (5,188)            7,604         (168.2%)
   Minority interest                               (3,081)           (2,149)          43.4%
   Other income and expense                        (3,165)            4,148         (176.3%)
   Income tax expense                             (31,474)          (31,433)           0.1%
---------------------------------------------------------------------------

NET INCOME                                      $  49,763            57,121          (12.9%)
===========================================================================

EARNINGS PER SHARE
   Basic                                        $    0.35              0.41          (14.6%)
   Diluted                                      $    0.35              0.40          (12.5%)

SHARES OUTSTANDING
   Basic                                          140,909           140,325            0.4%
   Diluted                                        142,427           142,149            0.2%

DIVIDENDS PER COMMON SHARE                      $  0.0500            0.0475            5.3%



                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (UNAUDITED)

Excludes nonrecurring items                                                      INCREASE
In thousands, except per share amounts             2001              2000       (DECREASE)
-----------------------------------------------------------------------------------------

          TELEPHONE OPERATIONS
Operating revenues
   Local service                                $ 124,246           123,642           0.5%
   Network access                                 228,589           217,357           5.2%
   Other                                           36,018            35,348           1.9%
---------------------------------------------------------------------------
                                                  388,853           376,347           3.3%
---------------------------------------------------------------------------

Operating expenses
   Plant operations                                94,486            91,437           3.3%
   Customer operations                             30,861            29,057           6.2%
   Corporate and other                             46,154            46,127           0.1%
   Depreciation and amortization                  101,660           100,535           1.1%
---------------------------------------------------------------------------
                                                  273,161           267,156           2.2%
---------------------------------------------------------------------------
Telephone operating income                        115,692           109,191           6.0%
---------------------------------------------------------------------------

          WIRELESS OPERATIONS
Operating revenues
   Service                                         82,964            82,066           1.1%
   Roaming                                         23,145            25,845         (10.4%)
   Equipment sales                                  2,360             3,880         (39.2%)
---------------------------------------------------------------------------
                                                  108,469           111,791          (3.0%)
---------------------------------------------------------------------------

Operating expenses
   Cost of equipment sold                           5,664             8,336         (32.1%)
   System operations                               21,063            17,859          17.9%
   General, administrative and customer service    21,425            21,664          (1.1%)
   Sales and marketing                             19,383            22,036         (12.0%)
   Depreciation and amortization                   17,372            16,014           8.5%
---------------------------------------------------------------------------
                                                   84,907            85,909          (1.2%)
---------------------------------------------------------------------------
 Wireless operating income                         23,562            25,882          (9.0%)
---------------------------------------------------------------------------

            OTHER OPERATIONS
Operating revenues
  Long distance                                    30,199            27,434          10.1%
  Internet                                         11,379             7,068          61.0%
  Other                                             4,248             4,540          (6.4%)
---------------------------------------------------------------------------
                                                   45,826            39,042          17.4%
---------------------------------------------------------------------------

Operating expenses
   Cost of sales and other                         37,870            30,888          22.6%
   Depreciation and amortization                    2,515             1,187         111.9%
---------------------------------------------------------------------------
                                                   40,385            32,075          25.9%
---------------------------------------------------------------------------
Other operating income                              5,441             6,967         (21.9%)
---------------------------------------------------------------------------

TOTAL OPERATING INCOME                            144,695           142,040           1.9%

OTHER INCOME (EXPENSE)
   Interest expense                               (52,024)          (63,089)        (17.5%)
   Income from unconsolidated cellular entities     8,066             7,604           6.1%
   Minority interest                               (3,081)           (2,149)         43.4%
   Other income and expense                          (165)            4,148        (104.0%)
   Income tax expense                             (37,163)          (31,433)         18.2%
---------------------------------------------------------------------------

NET INCOME                                      $  60,328            57,121           5.6%
===========================================================================

EARNINGS PER SHARE
   Basic                                        $    0.43              0.41           4.9%
   Diluted                                      $    0.42              0.40           5.0%

SHARES OUTSTANDING
   Basic                                          140,909           140,325           0.4%
   Diluted                                        142,427           142,149           0.2%

DIVIDENDS PER COMMON SHARE                      $  0.0500            0.0475           5.3%



                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 TWELVE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (UNAUDITED)

                                                                                INCREASE
In thousands, except per share amounts           2001             2000         (DECREASE)
----------------------------------------------------------------------------------------

         TELEPHONE OPERATIONS

Operating revenues
   Local service                             $  491,529          408,538            20.3%
   Network access                               874,458          727,797            20.2%
   Other                                        139,746          117,634            18.8%
------------------------------------------------------------------------
                                              1,505,733        1,253,969            20.1%
------------------------------------------------------------------------

Operating expenses
   Plant operations                             380,466          290,062            31.2%
   Customer operations                          117,080          105,950            10.5%
   Corporate and other                          186,483          163,761            13.9%
   Depreciation and amortization                398,284          317,906            25.3%
------------------------------------------------------------------------
                                              1,082,313          877,679            23.3%
------------------------------------------------------------------------
Telephone operating income                      423,420          376,290            12.5%
------------------------------------------------------------------------

         WIRELESS OPERATIONS
Operating revenues
   Service revenues                             336,850          328,956             2.4%
   Roaming                                       90,192           99,791            (9.6%)
   Equipment sales                               10,923           14,822           (26.3%)
------------------------------------------------------------------------
                                                437,965          443,569            (1.3%)
------------------------------------------------------------------------

Operating expenses
   Cost of equipment sold                        23,453           30,064           (22.0%)
   System operations                             75,628           69,641             8.6%
   General, administrative and customer service  85,467           78,087             9.5%
   Sales and marketing                           74,670           82,673            (9.7%)
   Depreciation and amortization                 66,346           65,239             1.7%
------------------------------------------------------------------------
                                                325,564          325,704               -
------------------------------------------------------------------------
Wireless operating income                       112,401          117,865            (4.6%)
------------------------------------------------------------------------

           OTHER OPERATIONS
Operating revenues
   Long distance                                117,363          104,435            12.4%
   Internet                                      39,057           23,491            66.3%
   Other                                         17,351           20,462           (15.2%)
------------------------------------------------------------------------
                                                173,771          148,388            17.1%
------------------------------------------------------------------------

Operating expenses
   Cost of sales and other                      142,919          112,219            27.4%
   Depreciation and amortization                  8,754            4,911            78.3%
------------------------------------------------------------------------
                                                151,673          117,130            29.5%
------------------------------------------------------------------------
Other operating income                           22,098           31,258           (29.3%)
------------------------------------------------------------------------

TOTAL OPERATING INCOME                          557,919          525,413             6.2%

OTHER INCOME (EXPENSE)
   Interest expense                            (225,523)        (183,302)           23.0%
   Income from unconsolidated
    cellular entities                            27,460           26,986             1.8%
   Minority interest                            (11,812)         (10,201)           15.8%
   Nonrecurring gains and losses                199,971           20,593           871.1%
   Other income and expense                       5,041            6,696           (24.7%)
   Income tax expense                          (210,025)        (154,711)           35.8%
------------------------------------------------------------------------

NET INCOME                                   $  343,031          231,474            48.2%
========================================================================

EARNINGS PER SHARE
   Basic                                     $     2.43             1.65            47.3%
   Diluted                                   $     2.41             1.63            47.9%

SHARES OUTSTANDING
   Basic                                        140,743          140,069             0.5%
   Diluted                                      142,307          141,864             0.3%

DIVIDENDS PER COMMON SHARE                   $   0.2000           0.1900             5.3%



                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 TWELVE MONTHS ENDED DECEMBER 31, 2001 AND 2000
                                   (UNAUDITED)

Excludes nonrecurring items                                                     INCREASE
In thousands, except per share amounts           2001             2000         (DECREASE)
------------------------------------------------------------------------------------------

         TELEPHONE OPERATIONS
Operating revenues
   Local service                             $  491,529          408,538             20.3%
   Network access                               874,458          727,797             20.2%
   Other                                        139,746          117,634             18.8%
------------------------------------------------------------------------
                                              1,505,733        1,253,969             20.1%
------------------------------------------------------------------------

Operating expenses
   Plant operations                             378,466          290,062             30.5%
   Customer operations                          117,080          105,950             10.5%
   Corporate and other                          186,483          163,761             13.9%
   Depreciation and amortization                398,284          317,906             25.3%
------------------------------------------------------------------------
                                              1,080,313          877,679             23.1%
------------------------------------------------------------------------
Telephone operating income                      425,420          376,290             13.1%
------------------------------------------------------------------------

         WIRELESS OPERATIONS
Operating revenues
   Service                                      336,850          328,956              2.4%
   Roaming                                       90,192           99,791             (9.6%)
   Equipment sales                               10,923           14,822            (26.3%)
------------------------------------------------------------------------
                                                437,965          443,569             (1.3%)
------------------------------------------------------------------------

Operating expenses
   Cost of equipment sold                        23,453           30,064            (22.0%)
   System operations                             75,628           69,641              8.6%
   General, administrative and
    customer service                             85,467           78,087              9.5%
   Sales and marketing                           74,670           82,673             (9.7%)
   Depreciation and amortization                 66,346           65,239              1.7%
------------------------------------------------------------------------
                                                325,564          325,704                -
------------------------------------------------------------------------
Wireless operating income                       112,401          117,865             (4.6%)
------------------------------------------------------------------------

           OTHER OPERATIONS
Operating revenues
   Long distance                                117,363          104,435             12.4%
   Internet                                      39,057           23,491             66.3%
   Other                                         17,351           20,462            (15.2%)
------------------------------------------------------------------------
                                                173,771          148,388             17.1%
------------------------------------------------------------------------

Operating expenses
   Cost of sales and other                      142,919          111,715             27.9%
   Depreciation and amortization                  8,754            4,911             78.3%
------------------------------------------------------------------------
                                                151,673          116,626             30.1%
------------------------------------------------------------------------
Other operating income                           22,098           31,762            (30.4%)
------------------------------------------------------------------------

TOTAL OPERATING INCOME                          559,919          525,917              6.5%

OTHER INCOME (EXPENSE)
   Interest expense                            (225,523)        (183,302)            23.0%
   Income from unconsolidated
    cellular entities                            35,350           32,316              9.4%
   Minority interest                            (11,799)         (10,201)            15.7%
   Other income and expense                      11,041           14,643            (24.6%)
   Income tax expense                          (143,327)        (150,545)            (4.8%)
------------------------------------------------------------------------

NET INCOME                                   $  225,661          228,828             (1.4%)
========================================================================

EARNINGS PER SHARE
   Basic                                     $     1.60             1.63             (1.8%)
   Diluted                                   $     1.59             1.61             (1.2%)

SHARES OUTSTANDING
   Basic                                        140,743          140,069              0.5%
   Diluted                                      142,307          141,864              0.3%

DIVIDENDS PER COMMON SHARE                   $   0.2000           0.1900              5.3%


                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2001 AND DECEMBER 31, 2000
                                   (UNAUDITED)


                                                    December 31,  December 31,
                                                       2001          2000
-----------------------------------------------------------------------------
                                                         (in thousands)
                                     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                    $      13,362       19,039
     Other current assets                               286,911      357,465
-----------------------------------------------------------------------------
       Total current assets                             300,273      376,504
-----------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
     Telephone                                        5,292,255    4,999,808
     Wireless                                           568,835      522,684
     Other                                              446,920      392,024
     Accumulated depreciation                        (3,308,447)  (2,955,223)
-----------------------------------------------------------------------------
       Net property, plant and equipment              2,999,563    2,959,293
-----------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
     Excess cost of net assets acquired               2,471,484    2,509,033
     Other                                              547,364      548,460
-----------------------------------------------------------------------------
       Total investments and other assets             3,018,848    3,057,493
-----------------------------------------------------------------------------

TOTAL ASSETS                                      $   6,318,684    6,393,290
=============================================================================

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
     Short-term debt and current maturities
      of long-term debt                           $   1,008,834      425,962
     Other current liabilities                          285,122      317,408
-----------------------------------------------------------------------------
       Total current liabilities                      1,293,956      743,370

LONG-TERM DEBT                                        2,087,500    3,050,292
DEFERRED CREDITS AND OTHER LIABILITIES                  599,848      567,549
STOCKHOLDERS' EQUITY                                  2,337,380    2,032,079
-----------------------------------------------------------------------------

TOTAL LIABILITIES AND EQUITY                      $   6,318,684    6,393,290
=============================================================================

                              CAPITAL EXPENDITURES
                 TWELVE MONTHS ENDED DECEMBER 31, 2001 AND 2000

                                                                                 INC
                                                          2001         2000     (DEC)
-------------------------------------------------------------------------------------
                                                            (in thousands)

Telephone                                         $     351,010      275,523     27.4%
Wireless                                                 71,212       58,468     21.8%
Other                                                    84,505      115,546    (26.9%)
----------------------------------------------------------------------------
   Total capital expenditures                     $     506,727      449,537     12.7%
============================================================================


                              CAPITAL EXPENDITURES
                  THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000

                                                                                 INC
                                                          2001         2000     (DEC)
-------------------------------------------------------------------------------------
                                                            (in thousands)

Telephone                                         $     102,179      117,682    (13.2%)
Wireless                                                 18,690       19,504     (4.2%)
Other                                                     1,603       29,670    (94.6%)
----------------------------------------------------------------------------
   Total capital expenditures                     $     122,472      166,856    (26.6%)
============================================================================


                    -----------------------------------------

Item 5.     Other Events

In its January 31, 2002 press release announcing its fourth quarter 2001 financial results, the Company reported there to be 795,277 Wireless Units in Majority-Owned Markets as of December 31, 2001. The correct number of Wireless Units in Majority-Owned Markets as of December 31, 2001 was actually 797,340.



                    -----------------------------------------



                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CenturyTel, Inc.

                                 By:   /s/ Neil A. Sweasy
                                       -------------------------
                                       Neil A. Sweasy
                                       Vice President and Controller